UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory	Arrangements of Certain Officers.

Amended and Restated 2009 Incentive Compensation Plan

On June 8, 2020, the stockholders of the Company approved the third amendment to the Amended and Restated 2009 Incentive Compensation Plan (as amended, the “Plan”) in the form of an amendment and restatement of the Plan that, among other things, increases the number of shares of the Company’s common stock, par value $0.04 per share (the “Common Stock”), authorized for issuance pursuant to the Plan by 9,000,000 shares and increases the maximum aggregate number of shares of Common Stock that may be granted to any individual during any calendar year from 250,000 to 1,000,000 (collectively, the “Plan Amendment”) and eliminates certain outdated references to Section 162(m) of the Internal Revenue Code. The Company’s Board of Directors had previously adopted and approved the Plan Amendment, subject to stockholder approval.

The descriptions set forth herein is only a summary and is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2020, the Company filed an amendment (the “Charter Amendment”) to its Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas to increase the number of authorized shares of Common Stock of the Company from 200,000,000 shares to 400,000,000 shares. The Charter Amendment was approved by the stockholders of the Company on June 8, 2020.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to such Charter Amendment, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of the Stockholders of the Company was held on June 8, 2020, in Houston, Texas. The following are the final voting results and a brief description of each matter submitted to the Company’s stockholders at that meeting. Each proposal is described in more detail in the 2020 Proxy.

Proposal 1: Election of Directors. The stockholders of the Company elected each of the five director nominees nominated by the Company’s Board of Directors, as follows: Joseph J. Romano, Wilkie S. Colyer, Jr., B.A. Berilgen, Lon McCain and John C. Goff were elected as directors and are eligible to serve a one-year term until the 2021 annual meeting.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Voted Against	Broker Non-Votes	Abstain
Joseph J. Romano	60,737,021	13,853,301	18,444,214	312,477
Wilkie S. Colyer, Jr.	74,218,532	383,502	18,444,214	300,765
B.A. Berilgen	70,511,368	4,086,405	18,444,214	305,026
John C. Goff	71,045,823	3,813,212	18,444,214	43,764
Lon McCain	70,728,382	3,853,619	18,444,214	320,798

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by the following vote:

For	Against	Abstain	Broker Non-Votes
91,870,767	99,970	1,376,276	18,444,214

Proposal 3: The Compensation Advisory Vote. The Company’s Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
74,322,898	171,553	408,348	18,444,214

Proposal 4: Amendment to Certificate of Formation. The Company’s stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Formation to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 by the following vote:

For	Against	Abstain	Broker Non-Votes
90,380,224	2,089,046	877,743	18,444,214

Proposal 5: The Conversion Proposal. The Company’s stockholders approved the conversion all of the Company’s outstanding Series C Preferred Stock into, and the issuance upon such conversion of, 2,700,000 shares of Common Stock (the “Conversion”) by the following vote:

For	Against	Abstain	Broker Non-Votes
74,269,213	239,476	394,110	18,444,214

Upon the Conversion, such outstanding shares of Series C Preferred Stock were cancelled. Following the Conversion, the Company had [•] shares of Common Stock outstanding and no shares of preferred stock outstanding.

Proposal 6: The Amended and Restated 2009 Incentive Compensation Plan Proposal. The Company’s stockholders approved the Amended and Restated 2009 Incentive Compensation Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
72,795,810	1,655,069	451,920	18,444,214

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Formation of Contango Oil & Gas Company, dated June 10, 2020.

10.1	Amended and Restated 2009 Stock Incentive Plan (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 28, 2020, and incorporated by reference herein).*

*	Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: June 11, 2020	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer